Exhibit 99.3

Employee Focused Questions and Answers:

1.              Is Protective being sold?

Yes.  Protective and Dai-ichi Life have reached an agreement in which Dai-ichi Life will pay $70.00 per share in an all cash deal to acquire Protective.

2.              Why is Protective being sold?

We were not looking for a buyer. But, our Board of Directors felt that Dai-ichi Life presented a compelling offer.  Our Board of Directors, along with our leadership team, believes that Dai-ichi Life’s offer is in the best interest of our shareowners.

3.              I’ve heard the term “acquisition” and the term “merger” used to describe this transaction.  Which terminology is accurate?

Both terms are being used to describe different aspects of this transaction.  Protective is being acquired by Dai-ichi Life and the agreement for this transaction is called a Merger Agreement. A new Delaware subsidiary is being created for Dai-ichi Life to facilitate the share purchase process.  Protective will merge into the new Dai-ichi Life subsidiary and the surviving company will be Protective, which will be owned by Dai-ichi Life.

4.              Who is Dai-ichi Life?

Dai-ichi Life is a highly respected, well-run company, based in Tokyo, Japan, that is one of the top 20 global life insurers with operations throughout Japan, Australia, Vietnam, Indonesia, India and Thailand.  There are approximately 67,000 Dai-ichi Life employees.

5.              Why is Dai-ichi Life interested in Protective?

Although it has a presence in many countries, Dai-ichi Life does not currently have a retail presence in the U.S. to sell life, annuity and asset protection products.  Dai-ichi Life sees Protective as a strong, successful business that is positioned for growth. In the U.S. Protective will be a vital part of Dai-ichi Life’s growth strategy through our continued sales, our products and distribution and possible future acquisitions.

6.              What does Protective’s leadership team think about this transaction?

Our leadership team believes that a transaction of this nature builds on Protective’s many strengths, adds financial resources and represents an exciting opportunity to grow our retail business and leverage our unique acquisition capabilities.

7.              Is Protective in financial trouble?

No, absolutely not.  Protective’s unaffected closing price on May 30, 2014 was $52.30. In our year end 2013 earnings release we reported earnings per share of $4.26 per share which was above our plan of $3.80 per share.  Protective is a well-run company with tremendous financial strength.  This is a large part of what made us an attractive company for Dai-ichi Life to use to launch their U.S. growth platform.

9.              What will change?

Successful companies are always changing.  Protective has made many changes over the years in order to continue our success and we believe this transaction represents another positive change.  With this transaction, we expect our day-to-day business will remain much the same as it is today.  We will, however, no longer be a publicly traded company in the U.S. and expect that we will have a heightened emphasis on growth both through our retail channels and through our acquisition capability.

8.              Will there be any job eliminations as part of this transaction?

We are not anticipating job eliminations in this acquisition.  We expect that Protective will continue to grow and we expect our employees will have opportunities for growth as part of this acquisition.

9.              Do we anticipate closing any offices as a result of this transaction?

There are no plans to close any of the Protective offices as a result of this transaction.

10.       Will the leadership of the company change?

Johnny Johns will continue as the CEO of Protective and the leadership team will continue in their respective roles.

11.       What will it mean to be owned by a foreign company?

Dai-ichi Life is a well-run, international company with subsidiaries in Australia, Vietnam, Indonesia, India and Thailand.  In this day and age, many companies operate internationally.  We think the size and strength of an international company will bring many opportunities to our customers, distributors and our employees.

12.       How will our values change?

Dai-ichi Life’s values are very similar to Protective’s values.  Our mission and values have served us well and we believe they are well aligned with Dai-ichi Life and will continue to guide us in the future.

13.       Will Protective’s name change?

Upon close Protective will keep its name.

14.       Does Protective’s stock still trade after the announcement and before close?

Protective is a publicly traded company until the transaction closes.  Between now and the time the transaction closes, we will continue to release earnings on a quarterly basis and our stock will continue to trade on the NYSE.

15.       I have Protective stock, what can I expect to happen with my shares?

If you own Protective stock, those shares will be purchased by Dai-ichi Life in the form of a cash payment to you.  Payments will occur sometime after the transaction closes.  Additional information, including timing, will be provided to all shareowners.

16.       Since we will not be a publicly traded company with a stock price after the transaction closes, how will we be measured?

While it is true that we will not have a stock price to use in measuring ourselves after the transaction closes, we will continue to have several of the important measures that exist today.  We will continue to measure our financial performance, our sales performance and our progress against key initiatives.  We will continue to share our progress against these important measures and will, of course, inform everyone if we have other measures that become important after the transaction closes.

17.       What will be the impact on current initiatives or projects that are underway?

We will continue to operate business-as-usual in the same business lines and with the same mission and values.  We expect our current initiatives and projects to continue as planned.

18.       What impact will this have on my benefits?

We are not anticipating changes to our benefits plans as a result of this transaction. Dai-ichi Life plans to continue offering a benefits package that is competitive in the U.S. market.   As you know, we continue to monitor the Affordable Care Act and will continue to make benefit changes as necessary to ensure we are in compliance.

19.       What impact will this have on my compensation?

Dai-ichi Life is committed to continuing the compensation programs that we currently have in place.

20.       I have stock in Protective’s 401k, what happens to that?

Once the transaction closes, shares of Protective stock that are held in the 401k plan will be converted to cash.  Once the cash is received in your 401k account, you may want to visit the Fidelity website to select the investment option(s) that best fit your goals, time horizon and risk tolerance.  Additional information, including timing, will be provided to all shareowners.

21.      What happens to Protective’s pension plan?

We don’t anticipate any changes to Protective’s pension plan as a result of this transaction.  The plan continues to be an important benefit for our employees.

22.       What is the anticipated close date?

We expect to close the transaction by the end of 2014, subject to Protective shareowners’ approval, regulatory approvals and other customary closing conditions. However, it is not uncommon for closings of this type of transaction to be delayed. As information becomes publicly available it will be shared with employees.

23.       Do our shareowners need to approve this transaction?

Yes, Protective’s shareowners will have the opportunity to vote and approve this transaction prior to close.

24.       What should we tell our customers and distributors?

Although our customers and distributors should see no change, we do want to be sure that we are accurately communicating this news and addressing any questions they may have.  We have a specific communication plan and materials for use with customers and distributors.

Managers who have responsibility for external facing areas will provide the plan and coordinate our communications efforts to these important stakeholders.  If you have questions about the customer communication plan, please contact Darla Caputo at 847-930-8091.  For questions about the distributor communication plan, please contact Teri Schultz at 513-362-1574.

25.       Will we continue to sell new business?

Yes we will continue to sell new business. This is not a “closed block” acquisition. We are a financially strong company focused on growth.  Selling new business is important to us and to Dai-ichi Life, which considers us an attractive platform for growth in the U.S.

26.       Will the relationships with our distributors change?

No.  We will continue to do business with the same distributors as we do today.  Our relationships with distributors continue to be very important to our business as we drive retail growth.

27.      Will we continue to support the communities that we serve?

Like Protective, Dai-ichi Life is very involved in the communities they serve and intends to support Protective’s long history of engagement in the communities we serve.

28.       Will this affect the Protective Life Insurance policy that I hold?

No.  Nothing about your policy terms will change as a result of this announcement.

29.       Why weren’t we told about this sooner?

Legal and regulatory considerations prevented either company from sharing information publicly — or even with our employees — until the agreement was signed.

30.       Does Dai-ichi Life own any other businesses in the U.S.?

In 2012 Dai-ichi Life entered into a strategic business and capital alliance with Janus Capital Group, a U.S. asset management company.  As part of this strategic alliance, Dai-ichi Life and Janus work together to exchange people and knowledge, invest in Janus products and support the distribution of Janus products through a Dai-ichi Life affiliate.

31.       Recently, foreign insurance and financial services companies have been pulling back on their U.S. life insurance and annuity businesses.  Why is now a good time to be acquired by a foreign buyer?

Some European businesses, such as ING, Aviva, AXA and others, have sold or otherwise divested their U.S. life insurance and annuity businesses, but these situations are not analogous to ours.  These companies left the U.S. market for a variety of reasons, including broad restructurings of their businesses or a need to improve solvency ratios in their home markets.  Dai-ichi Life has been in business for more than 100 years, is fully committed to the life and annuity business, and sees the U.S. as an attractive market and Protective a great platform for growth.

32.       Is Dai-ichi Life likely to make significant changes to Protective? Dai-ichi Life expects Protective to be its U.S. growth platform, and be a vital part of its growth strategy through our continued sales of our products and distribution.  Our vibrant and growing retail franchise and long track record of profitable growth organically and through the acquisition of closed blocks makes us a strong platform for Dai-ichi Life’s expansion.